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                                                                     EXHIBIT 5.1


                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]

                                                                  28 March, 2000


Global Crossing Ltd.
Wessex House
45 Reid Street
Hamilton HM 12
Bermuda


Dear Sirs

Re:  Global Crossing Ltd. (the "Company")
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We have acted as legal counsel in Bermuda to the Company and this opinion as to
Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, as amended (File No. 333-94803) (the "Registration Statement") in relation to the registration for resale of 2,600,000 shares of 7% Cumulative Convertible Preferred Stock of the Company at par value US$0.01 ("the Preferred Shares") and 15,800,000 common shares of the Company at par value US$0.01 (the "Common Shares") issuable upon conversion of the Preferred Shares and to pay dividends on the Preferred Shares.

For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion (the "Documents").

Assumptions
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In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)      the genuineness of all signatures on the Documents;
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(c)      the authority, capacity and power of each of the persons signing the
         Documents (other than the Company);

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part and accurately record the resolutions passed by the Board of Directors of the Company or the Shareholders, as the case may be, at meetings which were duly convened and at which duly constituted quorums were present and voting throughout and accurately record the resolutions adopted by the Directors and Shareholders of the Company;

(f) that the approval of the issue of any Common Shares into which any of the Preferred Shares may be converted or which may be used to pay dividends on any of the Preferred Shares is made at a duly convened and quorate meeting of the Board of Directors of the Company in a manner complying with the terms of the Resolutions and the Constitutive Documents;

(g) that when the Board of Directors of the Company authorises the issue of any Common Shares, the issue price will not be less than the par value of the Common Shares and the Company will have sufficient authorised capital to effect the issue; and

(h) that when executed any document presented to us in draft will not differ in any material way from the draft which we have examined.

Opinion
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Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1) The Preferred Shares have been duly authorised and are validly issued and fully paid shares of the Company with the rights set out in the Bye-laws of the Company. The issue of Common Shares which must be undertaken subject to and in accordance to the Constitutive Documents of the Company and in accordance with Bermuda law, when issued and delivered to the holders of Preferred Stock, will be duly authorised, validly issued, fully paid and non-assessable.

(2) The statements in the Prospectus included in the Registration Statement under the captions "Description of the Preferred Stock", "Description of the Common Stock", "Service of Process and Enforcement of Liabilities", "Certain
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         Income Tax Consequences-Bermuda Tax Considerations" and "Taxation of
         Holders of Preferred Stock -Bermuda Tax Considerations" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

Reservations
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We have the following reservations:-

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(c) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Bye-laws of the Company by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(d) Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(e) We express no opinion as to the validity or binding effect of any provision of the Bye-laws of the Company which provides for the severance of illegal, invalid or unenforceable provisions.

(f) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(g) Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.
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(h)      Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to the Company.

Disclosure
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This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. This opinion may be relied upon by the Registrar and Transfer Agent of the Preferred Shares and the Common Shares. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the captions "Legal Matters" and "Service of Process and Enforcement of Liabilities" in the Prospectus which is part of the Registration Statement.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s Appleby, Spurling & Kempe
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                                 THE SCHEDULE
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1.       A copy of the Offering Memorandum dated 9th December 1999 relating to the offering and sale of up to 2,000,000 shares of its 7% Cumulative Convertible Preferred Stock (excluding Exhibits) (the "Offering Memorandum") with an over-allotment option for 600,000.

2. A faxed copy of an original Registration Statement on Form S3 with respect to the Preferred Shares and the Common Shares excluding Exhibits and the documents incorporated by reference.

3. A faxed copy of an original document describing itself as part of a prospectus, covering securities that have been registered under the Securities Act of 1933, as amended (the "Prospectus").

4. A certified copy of excerpts from the Minutes of the Meetings of the Board of Directors of the Company held on 7th December 1999 and the resolutions adopted at the Annual General Meeting of the Shareholders of the Company on 22 September 1999 ("the Resolutions").

5. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company (the "Constitutive Documents").

6. A copy certified on 26th January 2000, of the Register of Directors and Officers in respect of the Company.

7. A copy of a letter, dated 15th December1999 evidencing the consent of the Bermuda Monetary Authority to the issue by the Company of the Preferred Shares and the Common Shares.